    As filed with to the Securities and Exchange Commission on April 16, 2003
                                                   Registration No. 333 - 103739
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                             REGISTRATION STATEMENT

                                      UNDER

                                   SCHEDULE B

                                       OF

                           THE SECURITIES ACT OF 1933

                                   -----------
                         REPUBLICA ORIENTAL DEL URUGUAY

                              (Name of Registrant)


                                 CARLOS STENERI
                     1025 CONNECTICUT AVENUE N.W., SUITE 902
                             WASHINGTON, D.C. 20036

                 (Name and Address of authorized representative
                     of the Registrant in the United States)




                                   COPIES TO:

                                ANDRES DE LA CRUZ
                       CLEARY, GOTTLIEB, STEEN, & HAMILTON
                                ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006

                                   -----------




        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


      The securities being registered are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.




================================================================================

                                    CONTENTS

   This Amendment No. 1 to Registration Statement No. 333-103739 comprises:

            A.    Form of Underwriting Agreement**

            B.    Form of Indenture**

            C.    Form of Warrant Agreement*

            D.    Form of Warrant*

            E. Opinion of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay**

            F.    Opinion of Cleary, Gottlieb, Steen & Hamilton**

            G. Consent of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay (included in Exhibit E)**

            H. Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit F)**

            I.    Form of Dealer Manager Agreement**

            I.1 Executed Dealer Manager Agreement dated April 10, 2003 by and among the Republic of Uruguay and Citigroup Global Markets Inc.


----------------
*  To be filed by post-effective amendment.

** Previously filed.

                           SIGNATURE OF THE REGISTRANT

      Pursuant to the requirements of the Securities Act, as amended, the Registrant, the Republica Oriental del Uruguay, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on the 16th day of April, 2003.

                                    By:  /s/ Alejandro Atchugarry
                                         --------------------------------------
                                         Alejandro Atchugarry*
                                         Minister of Economy and Finance
                                         of the Republic of Uruguay

----------------
* Consent is hereby given to the use of his name in connection with the information specified in this Registration Statement or amendment to have been supplied by him and stated on his authority.

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

      Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Post-Effective Amendment No. 1 to the Registration Statement in the City of Washington, D.C., on the 16th day of April, 2003.

                                    By:  /s/ Carlos Steneri
                                         ------------------------------
                                         Carlos Steneri
                                         Authorized Representative of the
                                         Republic in the United States.

                                  EXHIBIT INDEX

  EXHIBIT                                                             PAGE NO.
  -------                                                             --------
    I.1     Executed Dealer Manager Agreement dated April 10, 2003
            by and among the Republic of Uruguay and Citigroup
            Global Markets Inc.


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